Exhibit 4.6

This Instrument Prepared By:	GPIN: Frederick County Tax Map Number 63-A-110
Christopher E. Vinyard	City of Winchester Tax Map Number 371-01-1
Troutman Sanders LLP
Post Office Box 1122
Richmond, Virginia 23218-1122

Note to Clerk: The purpose of this Modification is to modify the terms and provisions of that certain Amended and Restated Credit Line Deed of Trust dated as of November 4, 2009, recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 090012178, and recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 090002943, upon which the recordation tax has been paid in full to the extent of the maximum principal amount of $13,100,000 secured thereby, and to increase the maximum principal amount secured thereby to $16,350,000. Pursuant to Virginia Code § 58.1-803(D), this Deed of Trust is exempt from recordation taxes to the extent of $13,100,000 of principal, and is recordable with additional recordation tax applicable only to the $3,250,000 increase in the maximum principal amount secured hereby. This certifies that the amount of the original indebtedness secured by the Amended and Restated Credit Line Deed of Trust is $13,100,000.

MODIFICATION TO AMENDED AND RESTATED CREDIT LINE DEED OF TRUST

dated as of January 6, 2012,

by and among

TREX COMPANY, INC. (successor to TREX COMPANY, LLC),

as Grantor,

BB&T-VA COLLATERAL SERVICE CORPORATION,

as Trustee,

and

BRANCH BANKING AND TRUST COMPANY,

as Administrative Agent and a Collateral Agent,

as Beneficiary

THIS IS A MODIFICATION TO A CREDIT LINE DEED OF TRUST within the meaning of Section 55-58.2 of the Code of Virginia (1950), as amended. For the purposes of and to the extent required by such Section, (i) the name of the noteholder/beneficiary secured by this Deed of Trust is Branch Banking and Trust Company, as Collateral Agent, (ii) the address at which communications may be mailed or delivered to such noteholder is 200 West Second Street, Winston-Salem, North Carolina 27101, Attention: Matthew W. Rush, and (iii) the maximum aggregate amount of principal to be secured at any one time is $16,350,000.

MODIFICATION TO AMENDED AND RESTATED CREDIT LINE DEED OF TRUST

THIS MODIFICATION TO AMENDED AND RESTATED CREDIT LINE DEED OF TRUST (this “Modification”) was executed on the dates set forth on the signature pages hereto and is dated and effective as of the 6th day of January, 2012, by and among TREX COMPANY, INC. (successor to TREX COMPANY, LLC), a Delaware corporation whose address is 160 Exeter Drive, Winchester, Virginia 22603, Attn: Chief Financial Officer (hereinafter referred to as the “Grantor”), as grantor, the first party; BB&T-VA COLLATERAL SERVICE CORPORATION, a Virginia corporation whose address is 901 East Byrd Street, Suite 600, Richmond, Virginia 23219, as trustee (hereinafter referred to as the “Trustee”), as grantee, the second party; and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation whose address is as set forth below, as Administrative Agent and a Collateral Agent for the Secured Parties (as defined in the Amended and Restated Credit Agreement, as hereinafter defined) (together with its successors and assigns, including any successor Administrative Agent under the Amended and Restated Credit Agreement, the “Collateral Agent”), as beneficiary, the third party;

The Collateral Agent’s address to which any notice or communication permitted to be given pursuant to the provisions of § 55-58.2 of the Code of Virginia of 1950, as amended, may be mailed or delivered is Branch Banking and Trust Company, 200 West Second Street, Winston-Salem, North Carolina 27101, Attention: Matthew. W. Rush.

W I T N E S S E T H:

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement of even date herewith (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among the Grantor, the lenders from time to time party thereto (collectively, the “Lenders”), Branch Banking and Trust Company, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, Branch Banking and Trust Company and Wells Fargo Capital Finance, LLC, as Collateral Agents, and BB&T Capital Markets, as Lead Arranger.

The Grantor, the Trustee and the Collateral Agent are parties to an Amended and Restated Credit Line Deed of Trust dated as of November 4, 2009, from the Grantor to the Trustee, recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 090012178, and recorded on November 4, 2009, in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 090002943 (the “Deed of Trust”), pursuant to which the Grantor granted to the Trustee for the benefit of the Collateral Agent a lien on the Property (as defined in the Deed of Trust).

In connection with the Amended and Restated Credit Agreement, the Collateral Agent has required that the Grantor enter into this Modification to amend certain terms of the Deed of Trust.

Accordingly, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees to amend the Deed of Trust as follows:

1. Increase in Secured Amount. The Deed of Trust shall secure to the Collateral Agent for the benefit of the Secured Parties the payment and performance in full of all Secured Obligations (as defined in the Deed of Trust), not to exceed the aggregate principal amount of $16,350,000, together with interest at the rate or rates specified in the documents evidencing such Secured Obligations, which maximum aggregate principal amount is an increase of $3,250,000 in the maximum aggregate principal amount previously secured by the Deed of Trust.

2. Credit Agreement. All references to the “Credit Agreement” in the Deed of Trust are amended to be references to the Amended and Restated Credit Agreement.

3. Insurance; Damage to Property. Paragraph 2b. of the Deed of Trust is amended and restated to read as follows:

“b. The Grantor shall promptly notify the Collateral Agent of any damage to or destruction of the Property or any part thereof having an aggregate fair market value in excess of $200,000. In case of any damage to or destruction of the Property or any part thereof, the Grantor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for the purpose, at the Grantor’s expense, will promptly commence and complete the restoration, replacement or rebuilding of the Property as nearly as possible to its value, condition and character immediately prior to such damage or destruction. Insurance proceeds received by the Collateral Agent in the aggregate amount of less than $250,000 in any fiscal year of the Grantor under any policy or policies covering the Property or any part thereof shall be remitted to the Grantor, provided that (i) no Default (as defined in the Credit Agreement) or Event of Default then exists and (ii) the Grantor restores that portion of the Property so damaged or destroyed within 360 days of the occurrence of such damage or destruction. Insurance proceeds received by the Collateral Agent in the aggregate amount of $250,000 or more in any fiscal year of the Grantor under any policy or policies of insurance covering the Property or any part thereof shall first be applied toward the payment of the amount owing on the Secured Obligations in such order of application as the Collateral Agent may elect whether or not the same may then be due or be otherwise adequately secured; provided, however, that such proceeds shall be made available for the restoration of the portion of the Property damaged or destroyed if written application for such use is made within thirty (30) calendar days of receipt of such proceeds and the following conditions are satisfied: (i) the Grantor has in effect business interruption insurance in the amounts required by the Credit Agreement; (ii) no Default or Event of Default exists (and if an Event of Default shall occur during restoration the Collateral Agent may, at its election, apply any insurance proceeds then remaining in its hands to the reduction of the Secured Obligations); (iii) the Grantor shall have submitted to the Collateral Agent plans and specifications for the restoration which shall be reasonably satisfactory to it; (iv) the Grantor shall submit to the Collateral Agent fixed price contracts with good and responsible contractors and materialmen covering all work and materials necessary to complete restoration and providing for a total completion price not in excess of the amount of insurance proceeds available for restoration, or, if a deficiency shall exist, the Grantor shall have deposited the amount of such deficiency with the Collateral Agent; and (v) the Grantor shall have provided to the Collateral Agent a written release from each insurer under such policies of insurance to the effect that all such proceeds are paid without any reservation of rights and that such insurer has no cause of action, right of set-off or other claim against the Grantor or the insured under such policies. Any insurance proceeds to be released pursuant to the foregoing provisions may at the option of the Collateral Agent be disbursed from time to time as restoration progresses to pay for restoration work completed and in place and such disbursements may at the Collateral Agent’s option be made directly to the Grantor or to or through any contractor or materialman to whom payment is due or to or through a construction escrow to be maintained by a title insurer acceptable to the Collateral Agent. The Collateral Agent may impose such further conditions upon the release of insurance proceeds (including the receipt of title insurance) as are customarily imposed by prudent construction lenders to insure the completion of the restoration work free and clear of all liens or claims for liens. All title insurance charges and other costs and expenses paid to or for the account of the Grantor in connection with the release of such insurance proceeds shall constitute so much additional indebtedness hereby secured to be payable upon demand with interest at the rate applicable to Advances under the Credit Agreement at the time such costs or expenses are incurred. The Collateral Agent may deduct any such costs and expenses from insurance proceeds at any time standing in its hands. If the Grantor fails to request that insurance proceeds be applied to the restoration of the Property or if the Grantor makes such a request but fails to complete restoration within twelve (12) months of the occurrence of the damage or destruction of the Property giving rise to payment of such insurance proceeds, the Collateral Agent shall have the right, but not the duty, to release the proceeds thereof for use in restoring the Property or any part thereof for or on behalf of the Grantor in lieu of applying said proceeds to the Secured Obligations and for such purpose may do all acts necessary to complete such restoration, including advancing additional funds, and any additional funds so advanced shall constitute part of the indebtedness hereby secured and shall be payable on demand with interest at the Default Rate. Notwithstanding the foregoing, if, despite the exercise of reasonable diligence, the Grantor is unable to complete the restoration of the Property within twelve (12) months of the occurrence of the damage or destruction of the Property giving rise to the payment of insurance proceeds, the Grantor shall have not more than three (3) additional months (the “Extended Restoration Period”) to complete such restoration, provided that (i) no Default or Event of Default shall have occurred and be continuing at the commencement of or at any time during the Extended Restoration Period and (ii) the Collateral Agent remains satisfied during the Extended Restoration Period that the Grantor is pursuing such completion with reasonable diligence at all times.

4. Confirmation of Existing Terms of Trust. In all other respects the Deed of Trust shall remain unaffected, unchanged and unimpaired, and the Grantor ratifies and reaffirms its indebtedness, duties and obligations thereunder. The execution and delivery of this Modification shall not constitute a novation of the indebtedness secured by the Deed of Trust. In confirmation of the foregoing, the Grantor does hereby re-grant and re-convey, unto the Trustee, in accordance with the terms and conditions set forth in the Deed of Trust, all right, title and interest of the Grantor in and to the Property, in trust to secure to the Collateral Agent the payment and performance of the Secured Obligations, all as modified hereby.

5. Joinder of Trustee. At the request and direction of the Collateral Agent and the Grantor, the Trustee joins herein for the sole purpose of evidencing its consent as Trustee under the Deed of Trust to the foregoing and to modify the Deed of Trust.

6. Successors and Assigns. This Modification shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

7. Counterparts. This Modification may be executed in two or more counterparts which, when taken together, shall constitute but one and the same document.

[Signatures begin on following page]

IN WITNESS WHEREOF, the Grantor, the Trustee and the Collateral Agent have caused this Modification to be duly executed by their duly authorized officers, under seal, all as of the day and year first above written.

GRANTOR:

TREX COMPANY, INC.,
a Delaware corporation

By:	/s/ James E. Cline	(Seal)
Name:	James E. Cline
Title:	Vice President and Chief Financial Officer

STATE/COMMONWEALTH OF VIRGINIA	)
	)	to-wit:
CITY/COUNTY OF FREDERICK	)

The foregoing instrument was acknowledged before me this 6 day of January, 2012, by James E. Cline, who is Vice President and Chief Financial Officer of TREX COMPANY, INC., a Delaware corporation, on behalf of the corporation.

/s/ Gloria E. Breeden
Notary Public

My Commission Expires: 05/31/2012
Registration Number: 342749

[SEAL]

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TRUSTEE:

BB&T-VA COLLATERAL SERVICE CORPORATION,
as Trustee

By:	/s/ James George II	(Seal)
Name:	James George II
Title:	Senior Vice President

STATE/COMMONWEALTH OF VIRGINIA	)
	)	to-wit:
CITY/COUNTY OF WINCHESTER	)

The foregoing instrument was acknowledged before me this 6 day of January, 2012, by James George II, who is Senior Vice President of BB&T-VA COLLATERAL SERVICE CORPORATION, a Virginia corporation, as Trustee, on behalf of the corporation, as Trustee.

/s/ Denise Loy Snapp
Notary Public

My Commission Expires: 03/31/2015
Registration Number: 237809

[SEAL]

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COLLATERAL AGENT:

BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent and a Collateral Agent

By:	/s/ David A. Chandler	(Seal)
Name:	David A. Chandler
Title:	Senior Vice President

STATE/COMMONWEALTH OF VIRGINIA	)
	)	to-wit:
CITY/COUNTY OF WINCHESTER	)

The foregoing instrument was acknowledged before me this      day of January, 2012, by David A. Chandler, who is a Senior Vice President of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as Administrative Agent and a Collateral Agent, on behalf of the bank, as Administrative Agent and a Collateral Agent.

/s/ Denise Loy Snapp
Notary Public

My Commission Expires: 03/31/2015
Registration Number: 237809

[SEAL]

#2095991 (Execution)

204750.745

AFFIDAVIT REGARDING ALLOCATION OF

LOCAL RECORDATION TAXES

Date of Modification To Deed of Trust:	January 6, 2012

Places of Record:	Clerk’s Office, Circuit Court, Frederick County, Virginia
Clerk’s Office, Circuit Court, City of Winchester, Virginia

Increase in Face Amount Secured:	$3,250,000.00

Name of Grantor:	TREX COMPANY, INC.
(successor to TREX COMPANY, LLC)

Name of Trustee:	BB&T-VA COLLATERAL SERVICE CORPORATION

I, James E. Cline, Vice President and Chief Financial Officer of the Grantor named in the above-mentioned deed of trust modification (the “Deed of Trust Modification”), do hereby certify that the same encumbers certain property (the “Property”) located in two jurisdictions in the Commonwealth of Virginia.

I hereby further certify that:

1.	State recordation taxes in connection with the Deed of Trust Modification in the amount of $8,125.00 (based on the $3,250,000.00 increase) will be paid in full to the Clerk’s Office, Circuit Court, Frederick County, Virginia, in connection with the

2.	The increase in the lien amount was pro rated as follows for purposes of allocating county recordation taxes:

Frederick County Portion		95.85%
City of Winchester Portion		4.15%
Frederick County Tax (on [$3,115,125.00])	= $	2,596.00
City of Winchester Local Tax (on [$134,875.00])	= $	112.42

Given under my hand(s) this 6th day of January, 2012.

TREX COMPANY, INC.

By:	/s/ James E. Cline	(SEAL)
Name:	James E. Cline
Title:	Vice President and Chief Financial Officer

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF FREDERICK, To-wit:

The foregoing instrument was duly acknowledged before me in my jurisdiction aforesaid this 6 day of January, 2012, by James E. Cline who is Vice President and Chief Financial Officer of TREX COMPANY, INC.

/s/ Gloria E. Breeden
Notary Public

My commission expires: 05/31/2012

Registration number: 342749